Exhibit 99.1

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts)

	Three Months Ended				Year Ended
	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	December 31, 2014

Revenues	$519,263	$548,467	$497,722	$502,319	$2,067,771
Cost of sales	458,474	486,118	444,785	449,201	1,838,578
Gross profit	60,789	62,349	52,937	53,118	229,193
Selling, general, and administrative expenses	34,105	31,606	34,223	32,701	132,635
Amortization expense	657	667	220	-	1,544
Restructuring and asset impairment charges, net	1,389	4,716	1,392	6,751	14,248
Operating income	24,638	25,360	17,102	13,666	80,766
Interest expense	7,168	7,337	7,325	12,937	34,767
Interest income	132	133	131	138	534
Other expense	87	-	-	-	87
Income before provision for income taxes and equity in loss of joint venture	17,515	18,156	9,908	867	46,446
Provision for income taxes	2,834	2,661	1,634	2,143	9,272
Equity in loss of joint venture, net of tax	(159)	(222)	(245)	(25)	(651)
Income / (loss) from continuing operations	14,522	15,273	8,029	(1,301)	36,523
Income / (loss) from discontinued operations, net of tax	756	1,677	4,873	(16,742)	(9,436)
Net income / (loss)	15,278	16,950	12,902	(18,043)	27,087
Less: Net income attributable to the noncontrolling interests	423	854	1,741	2,553	5,571
Net income / (loss) attributable to Tower International, Inc.	$14,855	$16,096	$11,161	$(20,596)	$21,516

Weighted average basic shares outstanding	20,513,183	20,651,097	20,733,785	20,751,634	20,662,425
Weighted average diluted shares outstanding	21,263,163	21,373,867	21,457,369	20,751,634	21,391,000

Basic income / (loss) per share attributable to Tower International, Inc.:
Income / (loss) per share from continuing operations	$0.69	$0.70	$0.30	$(0.19)	$1.50
Income / (loss) per share from discontinued operations	0.04	0.08	0.24	(0.81)	(0.46)
Income / (loss) per share	0.72	0.78	0.54	(0.99)	1.04

Diluted income / (loss) per share attributable to Tower International, Inc.:
Income / (loss) per share from continuing operations	$0.66	$0.67	$0.29	$(0.19)	$1.45
Income / (loss) per share from discontinued operations	0.04	0.08	0.23	(0.81)	(0.44)
Income / (loss) per share	0.70	0.75	0.52	(0.99)	1.01

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

8-K

(Amounts in thousands, except per share amounts - unaudited)

	Three Months Ended				Year Ended
	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	December 31, 2014

Income / (expense) items included in net income / (loss), net of tax:
Cost of sales
Commercial settlement related to 2010-13 scrap	$-	$-	$(6,009)	$-	$(6,009)
Pension actuarial loss	-	-	-	(4,160)	(4,160)
Selling, general, and administrative expenses
One-time CEO compensation awards	-	-	(884)	(671)	(1,555)
Restructuring and asset impairment charges, net
One-time restructuring actions	(240)	(373)	(349)	(1,140)	(2,102)
Severance costs in Europe*	(126)	(67)	(103)	(136)	(432)
Lease buyout of previously closed facility	-	(3,448)	-	-	(3,448)
Loss on sale of None, Italy facility	-	-	-	(2,266)	(2,266)
Goodwill impairment charge in Brazil	-	-	-	(2,292)	(2,292)
Interest expense
Mark-to-market loss on derivative financial instruments	-	-	-	(5,753)	(5,753)
Debt issue costs	-	-	-	(969)	(969)
Other expense
Premium and other fees for re-pricing of Term Loan	(87)	-	-	-	(87)
Discontinued operations
Income / (loss) from discontinued operations	756	1,677	4,873	(16,742)	(9,436)
Noncontrolling interests
Net income attributable to noncontrolling interests**	(200)	(576)	(1,489)	(2,290)	(4,555)
Total items included in net income / (loss), net of tax	$103	$(2,787)	$(3,961)	$(36,419)	$(43,064)

Net income / (loss) attributable to Tower International, Inc.	$14,855	$16,096	$11,161	$(20,596)	$21,516

Memo: Average shares outstanding (in thousands)
Basic	20,513	20,651	20,734	20,752	20,662
Diluted	21,263	21,374	21,457	20,752	21,391

Income / (loss) per common share (GAAP)
Basic	$0.72	$0.78	$0.54	$(0.99)	$1.04
Diluted	0.70	0.75	0.52	(0.99)	1.01

Diluted adjusted earnings per share (non-GAAP)***	0.69	0.88	0.70	0.74	3.02

*	Amounts are net of tax of $54K, $29K, $44K, $30K, and $157K, respectively.
**	Amounts attributable to noncontrolling interests of discontinued operations.
***	Excludes the certain items shown above. For the three months ended December 31, 2014, a diluted share count of 21.5 million was used to calculate diluted adjusted earnings per share.